Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED
CHANGE-IN-CONTROL SEVERANCE AGREEMENT

    THIS AMENDMENT, dated as of June 1, 2010, by and between SeaChange International, Inc., with its principal place of business at 50 Nagog Park, Acton, MA 01720 (the “Company”) and William C. Styslinger, III (the “Executive”).

    WHEREAS, the Company and the Executive have entered into an Amended and Restated Change-In-Control Severance Agreement dated as of December 21, 2009 (the “Agreement”);

    WHEREAS, in recognition of the substantial value provided by the services of Mr. Styslinger to the Company, it is desired to amend the benefits payable to Mr. Styslinger pursuant to the Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follow:

1. Section 2.2(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

“(a) the Company shall pay to the Executive an amount equal to the sum of (i) three times the Executive’s Base Salary and (ii) the Executive’s Annual Bonus;”

2. In all other respects, the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first set forth above.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Name: Kevin M. Bisson
Title: Chief Financial Officer

/s/ William C. Styslinger, III
William C. Styslinger, III, Individually